                                   SCHEDULE A




Fund                                    Effective Date
----                                    --------------
Schwab 1000 Fund                        January 1, 1994
Schwab Long-Term Government
  Bond Fund                             May 1, 1993
Schwab Short/Intermediate
  Government Bond Fund                  May 1, 1993
Schwab Long-Term California
  Tax-Free Bond Fund                    May 1, 1993
Schwab Short/Intermediate
  California Tax-Free Bond Fund         May 1, 1993
Schwab Long-Term Tax-Free Bond Fund     May 1, 1993
Schwab Short/Intermediate
  Tax-Free Bond Fund                    May 1, 1993


                                        SCHWAB INVESTMENTS


                                        By:  _________________________
                                             William J. Klipp
                                             Executive Vice President


                                        CHARLES SCHWAB & CO., INC.


                                        By:  __________________________
                                             Peter J. McIntosh
                                             Senior Vice President






Dated:  _________________

                                   SCHEDULE B

                              SHAREHOLDER SERVICES


      Schwab will maintain accounts for, and serve as a customer liaison to, the shareholders of each Fund, and through its employees will perform various services in relation thereto, which services shall include responding to requests for information and other types of shareholder account inquiries, both by telephone and in writing. The parties hereto expressly agree that the services provided under this Agreement shall not include, and the amounts payable hereunder shall not constitute compensation for, services relating to transfer agency or sub-accounting services for the Trust or any Fund thereof.


                                       SCHWAB INVESTMENTS


                                       By:     ________________________________
                                       Name:   ________________________________
                                       Title:  ________________________________



                                       CHARLES SCHWAB & CO., INC.


                                       By:     ________________________________
                                       Name:   ________________________________
                                       Title:  ________________________________

                                   SCHEDULE C


Fund                                                                         Fee
----                                                                         ---
Schwab 1000 Fund-Investor Shares                            Twenty one-hundredths of one percent (.20%) of the
                                                            class's average annual net assets, calculated and
                                                            payable on a monthly basis

Schwab 1000 Fund-Select Shares                              Five one-hundredths of one percent (.05%) of the
                                                            class's average annual net assets, calculated and
                                                            payable on a monthly basis

Schwab Long-Term Government                                 Twenty one-hundredths of one percent (.20%) of the
  Bond Fund                                                 Fund's average annual net assets, calculated and
                                                            payable on a monthly basis

Schwab Short/Intermediate                                   Twenty one-hundredths of one percent (.20%) of the
  Government Bond Fund                                      Fund's average annual net assets, calculated and
                                                            payable on a monthly basis

Schwab Long-Term California                                 Twenty one-hundredths of one percent (.20%) of the
  Tax-Free Bond Fund                                        Fund's average annual net assets, calculated and
                                                            payable on a monthly basis

Schwab Short/Intermediate                                   Twenty one-hundredths of one percent (.20%) of the
  California Tax-Free Bond                                  Fund's average annual net assets, calculated and
  Fund                                                      payable on a monthly basis

Schwab Long-Term Tax-Free Bond   Fund                       Twenty one-hundredths of one percent (.20%) of the
                                                            Fund's average annual net assets, calculated and
                                                            payable on a monthly basis

Schwab Short/Intermediate                                   Twenty one-hundredths of one percent (.20%) of the
  Tax-Free Bond Fund                                        Fund's average annual net assets, calculated and
                                                            payable on a monthly basis






                                         SCHWAB INVESTMENTS


                                         By:    __________________________
                                                William J. Klipp
                                                Executive Vice President


                                         CHARLES SCHWAB & CO., INC.


                                         By:     __________________________
                                                 Peter J. McIntosh
                                                 Senior Vice President


Dated:  _________________



                                      C-2